Hawk Corporation Raises Full Year 2010 Guidance

CLEVELAND, Ohio – June 23, 2010 – Hawk Corporation (NYSE Amex: HWK) announced today that it is raising its guidance for 2010 net sales and operating income based on the expected strength of its second quarter results and an improved outlook for the second half of the year.

The outlook for the construction and mining and heavy truck markets continues to improve, and the strength in these categories is influencing the Company’s revised guidance. Hawk is increasing its guidance for 2010 full year net sales to a range of between $225.0 million to $232.0 million from its previous guidance range of between $200.0 million to $210.0 million. This new guidance represents an increase of between 30.5% and 34.6% over 2009 revenues of $172.4 million.

Based on the impact of these higher sales volumes, Hawk is also increasing its guidance for 2010 full year operating income to a range of between $32.0 million and $35.0 million from its previous guidance of between $23.0 million and $25.0 million. This new guidance range represents an increase of between 91.6% and 109.6% over 2009 operating income of $16.7 million.

Ronald E. Weinberg, Hawk’s Chairman and CEO, said, “The volatility that persisted in the global economy in 2009 is giving way to more certainty that our first quarter results are sustainable. We believe that Hawk is benefitting from the improving global economy, and we see specific strength in our construction and mining and heavy truck end markets. In addition, because we continued to focus on key initiatives throughout the downturn, we have emerged strengthened and find that our business strategies are beginning to lead to increased revenue.”

The Company is revising its guidance for depreciation and amortization expense to approximately $8.0 million from its previous guidance of approximately $8.5 million and capital spending for 2010 to a range of between $7.0 million and $9.0 million from its previous guidance of between $8.0 million and $10.0 million. Additionally, Hawk is lowering its effective worldwide tax rate guidance to approximately 35.0% from its previous guidance of approximately 36.0%.

Management has not scheduled a conference call in conjunction with this revised guidance. The second quarter ends shortly and additional information will be available when the Company reports its financial results in August.

The Company
Hawk Corporation is a leading supplier of friction materials for brakes, clutches and transmissions used in airplanes, trucks, construction and mining equipment, farm equipment, recreational and performance automotive vehicles. The Company also operates a fuel cell components business. Headquartered in Cleveland, Ohio, Hawk has approximately 1,200 employees at 12 manufacturing, research and development, sourcing, sales and administrative sites in 6 countries.

Forward-Looking Statements
This press release includes forward-looking statements concerning sales, operating earnings, depreciation and amortization expense, capital expenditures and effective tax rates. These forward-looking statements are based upon management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to the Company’s ability to execute its business plan to meet its sales, operating income, cash flow and capital expenditure guidance and other risks detailed in Hawk’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009, its quarterly reports on Form 10-Q, and other periodic filings.

Actual results and events may differ significantly from those projected in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Information
Thomas A. Gilbride, Vice President — Finance
(216) 861-3553

Investor Relations Contact Information
John Baldissera, BPC Financial Marketing
(800) 368-1217

Hawk Corporation is online at: www.hawkcorp.com